                                                                   EXHIBIT 10.84

                           ASSET PURCHASE AGREEMENT

       This Asset Purchase Agreement ("Agreement") made as of this ____ day of December, 1997 by and between Roberts Laboratories Inc., a New Jersey corporation ("Roberts") and G. D. Searle & Co., a Delaware corporation ("Searle").

       Whereas, Roberts currently markets certain products; and

       Whereas, the parties wish to provide for the acquisition by Searle of the rights to the Product (as defined below) in the Territory (as defined below); and

       Whereas, the parties wish to provide for the acquisition by Roberts of certain distribution rights as provided in the Distribution Agreement (as defined below) in the territory specified therein.

       Now, therefore, the parties agree as follows:

ARTICLE 1 -- DEFINITIONS
------------------------

For purposes of this Agreement:

1.1    "Affiliate" means any entity controlled by, able to control or under
        ---------
       common control with a party to this Agreement. For purposes of this definition, "control" means possession, direct or indirect, of the power to direct or cause direction of the management and policies of an entity.

1.2    "Business" means Roberts' business of manufacturing, packaging,
        --------
       promoting, marketing, distributing and selling the Product in the Territory.

1.3    "Closing Date" means the date set forth in Section 3.1 for the closing of
       --------------
       the transaction contemplated herein.

1.4    "Distribution Agreement" means the Distribution Agreement to be entered
       ------------------------
       into by Searle and Roberts, a copy of which is attached hereto as Exhibit A.

1.5    "FDA" means the United States Food and Drug Administration or any
        ---
       successor agency.

1.6    "Fully Absorbed Cost" means:
        -------------------
       (a) Costs of third party manufacturers, utilities, materials, indirect materials and supplies used in the manufacturing and packaging of Product;
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                                      -2-


       (b) wages of those employees directly employed in the manufacturing and packaging of Product;

       (c) wages of employees directly employed in quality control, materials management or related functions which are applicable to the manufacturing and packaging of Product, and the salaries of the supervisors of said functions (or an appropriate portion of such wages and salaries if such personnel are not employed exclusively in said manufacture);

       (d) that portion of payroll taxes, benefits, social security payments, vacation and bonus payments and other employee costs allocable to the wages and salaries included within the provisions of subparagraphs (b) and (c) above;

       (e) that portion of manufacturing overhead and expenses (excluding general and administrative expenses) apportioned in accordance with generally accepted accounting principles to the manufacture and packaging of Product; and

       (f)  costs of transportation of the Product to Roberts' warehouse.

1.7    "Knowledge" means actual knowledge of the officers or directors of an
        ---------
       entity without independent investigation.

1.8    "Net Sales" means the gross invoice value of the Product sold to third
        ---------
       parties in the Territory by Searle and its Affiliates and Transferee, less:

       (a) promotional, cash and trade discounts, contract chargebacks and rebates and government mandated rebates (including Medicaid rebates);

       (b) allowances and adjustments actually credited to customers for spoiled, damaged, outdated and returned Product; and

       (c) transportation and handling charges, excise, value added and other taxes and insurance premiums and duties which are billed to customers as separate items on invoices.

1.9    "Ordinary Course of Business" means the ordinary course of business
        ---------------------------
       consistent with past custom and practice (including with respect to quantity and frequency).

1.10   "Other Rights" means such of Roberts' confidential know-how, process
        ------------
       patents, and other intangible rights, if any, which are not solely related to the Product but which are necessary to allow Searle to manufacture, package, promote, market, distribute and
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                                      -3-

       sell such Product in the Territory. It is understood and agreed that no rights to Roberts' trademark PHARMACOUNSEL(R) or any logo associated therewith are to be considered as included in "Other Rights" as defined herein or otherwise.

1.11   "Permitted Exceptions" means all exceptions, charges, restrictions,
        --------------------
       encumbrances and other matters expressly created pursuant to or permitted by this Agreement or the agreements to be executed at the closing under this Agreement.

1.12   "Product" means the Roberts' prescription product Norethin sold in the
        -------
       Territory in tablet form.

1.13   "Product Registration" means the approved new drug application governing
        ---------------------
       the manufacture, sale and use of the Product as listed on Schedule 1.13.

1.14   "Product Rights" means all of Roberts' right, title and interest in or to
        --------------
       intangible rights and other assets (other than accounts receivable) solely related to the manufacture, promotion, marketing, distribution and sale of the Product in the Territory, including, but not limited to: inventions, confidential know-how, trade secrets, Product Registration, common law rights to the trademark "Norethin" and to the extent assignable, sales contracts, customer orders, purchase orders and other agreements for the supply by Roberts of the Product in the Territory. Product Rights shall also not include the trademark PHARMACOUNSEL and associated logo, sales contracts, customer orders, purchase orders and other agreements as to which consent to assignment is required but has not been obtained as of the date of the closing.

1.15   "Territory" means the United States of America, including its territories
        ---------
       and possessions.

1.16   "Transferee" means such third party as Searle may elect to transfer the
       ------------
       Product and any or all of the Product Rights and Other Rights by written notice to Roberts no later than five (5) days prior to the Closing Date.
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                                      -4-


ARTICLE 2 -- SALE OF ASSETS AND CONSIDERATION
---------------------------------------------
2.1    Grant of Distribution Rights.  At the closing referred to in Section 3.1,
       ----------------------------
       Searle shall execute and deliver to Roberts the Distribution Agreement.

2.2    Sale of Assets.  Roberts shall assign to Searle the Product Rights and
       --------------
       shall license to Searle or Transferee the Other Rights on the terms set forth herein.

2.2    Consideration.  As consideration for the transactions herein
       -------------
       contemplated:

       (a) Roberts shall assume the obligations set forth in the Distribution Agreement.

       (b)  Searle shall assume the obligations set forth herein.

2.3    Assumption of Obligations.  Searle shall assume and shall agree to pay,
       -------------------------
       perform and discharge all of Roberts' liabilities and obligations under all commitments and other agreements included within Product Rights but only to the extent that they remain to be performed or fulfilled after the date of closing, are not overdue or in default as of the closing, and are set forth and described on Schedule 2.3 attached hereto. Searle may elect to assign its assumption of obligations hereunder to Transferee, upon which Transferee shall be directly responsible with respect thereto.

2.4    Inventories.  Searle shall purchase Roberts' inventory of finished
       -----------
       Product on hand as of the Closing Date upon the following terms:

       (a) Within fifteen (15) days following the Closing Date, Roberts shall provide Searle with a statement and count of finished goods inventory of Product, less finished goods inventory required for customer orders received prior to Closing, which orders shall be processed for Roberts' account. Searle shall purchase such finished goods inventory, EX WORKS (as defined by INCOTERMS 1990 Edition) such facilities where such inventory is held, at a purchase price equal to Roberts' Fully Absorbed Cost. Searle shall pay the purchase price within sixty (60) days following receipt of the statement with respect to said inventory.

      (b) Searle shall, at its own expense, arrange for shipment of the finished goods inventory of the Product to its designated facility.
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                                      -5-

      (c) Notwithstanding the foregoing, Searle shall not be required to purchase any such inventory of the Product which is damaged, misbranded, adulterated or otherwise unsalable or which will expire on a date than twelve (12) months from the Closing Date.

ARTICLE 3 -- CLOSING
--------------------

3.1    Date of Closing.  The closing under this Agreement shall take place at
       ---------------
       the offices of Searle, 5200 Old Orchard Road, Skokie, Illinois 60077 at 10:30 a.m. local time on December ___, 1997 (or at such other place or time as the parties may agree upon in writing) (the "Closing Date").

3.2    Outside Date for Closing.  If without the fault of such party, the
       ------------------------
       closing has not occurred by March 31, 1998, Searle or Roberts may terminate this Agreement by written notice to the other party. Upon such termination, neither of the parties shall have any liability of any kind arising out of this Agreement, other than for any liability resulting from its breach of this Agreement prior to termination.

3.3    Deliveries at the Closing.
       -------------------------
       (a) At the closing, Roberts shall deliver, or cause to be delivered, the following:
            (i) such bills of sale, assignments or other instruments of transfer and assignment, all in form and substance reasonably satisfactory to Searle and its counsel, as shall be effective to vest in Searle or Transferee valid title to the Product Rights, free and clear of any claims, liens or encumbrances other than Permitted Exceptions;
            (ii) a copy of resolutions of the board of directors of Roberts authorizing the execution, delivery and performance by Roberts of this Agreement, and a certificate of the secretary or an assistant secretary of Roberts, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

            (iii)   the certificate referred to in Section 6.1(d); and
            (iv)    copies of all consents and approvals received pursuant to
                    Section 5.5; and
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                                      -6-

            (v) a copy of all existing marketing materials (including marketing plans), advertising copy, key physician records, and detailing aids solely related to the Product and all DDD, IMS and prescription data solely related to the Product, to the extent disclosure and delivery are permitted under Roberts' agreements with third parties.

       (b) At the closing, Searle shall deliver, or cause to be delivered, the following:
            (i) instruments, in form and substance reasonably satisfactory to Roberts and its counsel, pursuant to which Searle shall assume the obligations and liabilities to be assumed pursuant to Section 2.3;
            (iii) a copy of resolutions of the board of directors of Searle authorizing the execution, delivery and performance by Searle of this Agreement, and a certificate of the secretary or an assistant secretary of Searle, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect; and
            (iv)    the certificate referred to in Section 6.2(d).

       (c) At the closing, Roberts and Searle shall execute and deliver the Distribution Agreement.

ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES
-------------------------------------------

4.1    Representations and Warranties of Roberts.  Roberts represents and
       -----------------------------------------
       warrants to Searle that:

       (a)  Existence.  Roberts is a corporation validly existing and in good
            ---------
            standing under the laws of the State of New Jersey and is duly authorized to carry on its business where and as now conducted and to own, lease and operate properties as it now does.

       (b)  Authority.  Roberts has full power and authority to enter into and
            ---------
            perform this Agreement in accordance with its terms; the execution, delivery and performance of this Agreement by Roberts has been duly authorized by all necessary action of Roberts; and this Agreement constitutes a valid and
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                                      -7-

            binding obligation of Roberts enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

       (c)  Consents of Third Parties.  Subject to receipt of the consents and
            -------------------------
            approvals required under agreements described in Schedule 4.1(c), the execution, delivery and performance of this Agreement by Roberts will not (i) conflict with its organizational documents or conflict with or result in the breach or termination of or constitute a default under any agreement, commitment or other instrument, or any order, judgment or decree, to which it is a party, by which it is bound or to which any of the Product Rights is subject, except for any conflicts, breaches, terminations or defaults that are not in the aggregate material to the Business; (ii) constitute a violation by it of any law or regulation applicable to it, the enforcement of which would have a material adverse effect on the Business; or (iii) result in the creation of any lien, charge or encumbrance upon any of the Product Rights, other than Permitted Exceptions. No consent, approval or authorization of, or declaration or filing (other than filings with the FDA to assign Product Rights) with, any governmental authority or any third party (other than consents with respect to agreements referred to in Schedule 4.1(c)) is required on the part of Roberts in connection with the execution, delivery and performance of this Agreement.

       (d)  Title.  Following the closing, Searle or Transferee will own good
            -----
            and marketable title (free and clear of any rights of third parties other than Permitted Exceptions) to the Product Rights transferred hereunder and have the right to practice and/or use the Other Rights licensed herein on its behalf.

       (e)  Necessary Rights.  Following the closing, Searle or Transferee will
            ----------------
            have received from Roberts all permits, licenses, registrations and other approvals which are then necessary for the registration, marketing, promotion,
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                                      -8-

            distribution, and sale of the Product in the Territory in the manner conducted by Roberts prior to the closing.

       (f)  Litigation.  Except as set forth in Schedule 4.1(f), there are no
            ----------
            claims, suits, actions or other proceedings which are pending or threatened against Roberts and which relate to the Product, the Product Rights, the Other Rights or the Business in which the claimant seeks recovery of an amount in excess of $10,000.

       (g)  Compliance.  To Roberts' Knowledge except as set forth in Schedule
            ----------
            4.1(g),
            (i) the Product Registration is currently maintained, and the labeling, packaging, marketing, promotion, distribution and sale of the Product in the Territory are, in compliance in all material respects with applicable laws and regulations; and
            (ii) there are no ongoing (or completed within the last calendar year) investigations or inquiries, by any governmental agency in the Territory, regarding any problem with the efficacy, safety, labeling, distribution or sale of the Products by Roberts which could materially and adversely affect the marketing, promotion, distribution or sale of the Product in the Territory by Searle or Transferee.

       (h)  Agreements.  Schedule 4.1(h) contains a complete list of all
            ----------
            material agreements and commitments relating to the Business.
            Except as set forth in such Schedule, and to the Knowledge of Roberts, the other parties to those agreements and commitments have performed all their respective obligations thereunder required to be performed by them on or before the date of this Agreement, and there has occurred no event which with the lapse of time or giving of notice or both would constitute a default under said agreements, except to the extent that any such failures to perform or defaults would not have a material adverse effect on the Business.

       (i)  Intellectual Property.  Roberts (a) owns all trade secrets, know-
            ---------------------
            how, inventions, copyrights, and Product Registrations, necessary for the conduct of
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                                      -9-

            the Business as currently conducted ("Intellectual Property") (subject as indicated on Schedule 4.1(i)) except for the Other Rights, (b) is, to Roberts' Knowledge, not infringing any other party's patents, trade secrets, know-how, inventions, or copyrights, with respect to the Business and (c) has the full right and power to convey the Intellectual Property to Searle or Transferee as provided herein. To the Knowledge of Roberts and except as set forth in
            Schedule 4.1(i), no other party is infringing in any material respect any of Robert's trade secrets, or copyrights used in the Business.

       (j)  Financial Results.  The pro forma financial information in Schedule
            -----------------
            4.1(j) is correct and fairly presents in all material respects the results of operations of the Business for the periods identified.

       (k)  Undisclosed Liabilities.  There are no liabilities relating to or
            -----------------------
            affecting the Product, Product Rights and/or the Business which Searle shall be obligated to assume except the obligations expressly referred to in Section 2.3 or contained elsewhere in this Agreement (including the Exhibits thereto).

       (l)  Customer List.  Schedule 4.1(l) consists of a true, correct and
            -------------
            complete listing of all customers of Roberts who accounted for Product revenues for the three (3) quarters ending September 30, 1997.

       (m)  Material Adverse Change.  Except as set forth in Schedule 4.1(m)
            -----------------------
            attached hereto, since December 31, 1996, Roberts has conducted the Business and used the Product Rights only in the Ordinary Course of Business and there has been no material adverse change in the Business and/or the Product Rights or any material change in Roberts' accounting methods, principles or procedures relating to the Business and/or the Product Rights.

4.2    Representations and Warranties of Searle.  Searle represents and warrants
       ----------------------------------------
       to Roberts that:
       (a)  Existence.  Searle is a corporation validly existing under the laws
            ---------
            of the State of Delaware, and is duly authorized to carry on its business where and as now conducted and to own, lease and operate properties as it now does.
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                                      -10-

       (b)  Authority.  Searle has full power and authority to enter into and
            ---------
            perform this Agreement in accordance with its terms; the execution, delivery and performance of this Agreement by Searle has been duly authorized by all necessary action of Searle; and this Agreement constitutes a valid and binding obligation of Searle enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

       (c)  Consents of Third Parties.  The execution, delivery and performance
            -------------------------
            of this Agreement by Searle will not (i) conflict with its organizational documents and will not conflict with or result in the breach or termination of or constitute a default under any agreement, commitment or other instrument, or any order, judgment or decree, to which it is a party or by which it is bound; or (ii) constitute a violation by it of any law or regulation applicable to it. No consent, approval or authorization of, or declaration or filing (other than the filings with the FDA to assign Product Rights) with, any governmental authority or any third party is required on the part of Searle in connection with the execution, delivery and performance of this Agreement.

ARTICLE 5 -- FURTHER AGREEMENTS OF THE PARTIES
----------------------------------------------
5.1    Operations of Roberts.  From the date of this Agreement through the
       ---------------------
       Closing Date, Roberts shall:

       (a)  operate the Business in the Ordinary Course of Business; and

       (b) use reasonable efforts, consistent with past practice, to preserve the goodwill of Roberts' customers, suppliers and others having business relations with it with respect to the Business.

5.2    Notice of Events.  From the date hereof and until the Closing Date,
       ----------------
       Roberts shall promptly advise Searle in writing of, and furnish any information Searle may reasonably request with respect to, (a) any claim, litigation, proceeding or
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                                      -11-

       governmental investigation of which it has knowledge that is threatened or asserted by or against Roberts and directly involves the Business and
       (b) any event or condition of which it has Knowledge that would cause any of the conditions to Searle's obligation to consummate the purchase and sale under this Agreement not to be fulfilled. Searle shall promptly advise Roberts in writing of, and furnish any information Roberts may reasonably request with respect to, any event or condition of which Searle has Knowledge that would cause any of the conditions to Roberts' obligation to consummate the purchase and sale under this Agreement not to be fulfilled.

5.3    Access to Information.  Prior to the closing, Roberts shall permit Searle
       ---------------------
       and its representatives to make such investigation of the Product Rights and Business as Searle may reasonably request and give Searle and its counsel, accountants and other representatives full access, upon reasonable notice, during normal business hours throughout the period prior to the Closing Date, to information concerning such Product Rights and the records and files of the Business. Any investigation by Searle shall be conducted in such manner as to minimize interruption of Roberts' business. If for any reason the purchase and sale under this Agreement is not consummated, Searle shall return any documents delivered to it by Roberts.

5.4    Confidentiality of Information Prior to Closing.  Except as otherwise
       -----------------------------------------------
       required by law, Searle shall keep confidential any information obtained by it and its representatives in connection with the transactions contemplated by this Agreement, pursuant to the confidentiality agreement referenced in Section 9.7.

5.5    Consents; Assignment of Agreements.  Roberts shall use reasonable efforts
       ----------------------------------
       (but shall not be required to make any payment) to obtain at the earliest practicable date but in no event later than the Closing Date, by instruments in form and substance reasonably satisfactory to Searle, all consents and approvals to the assignment of material agreements and commitments as listed in Schedule 4.1(h). If, with respect to any commitment or agreement to be assigned to Searle or Transferee (whether or not listed on Schedule 4.1(h)), a required consent to the assignment is not obtained (and, accordingly, pursuant to Section 1.14, it is excluded from the sale to Searle), Roberts shall use reasonable efforts to keep in effect and give Searle or Transferee (at Searle's or Transferee's cost and expense) the benefit of such commitment or agreement to the same extent as if it had been assigned and to the extent not prohibited by that commitment or agreement, and Searle or Transferee shall perform Roberts' obligations under the commitment or agreement or cooperate in Roberts' performance of such obligations. Nothing in this Agreement shall be construed as an attempt to assign any commitment or agreement that is by its terms nonassignable without the consent of the other party.

5.6    Other Action.  Each of the parties to this Agreement shall use all
       ------------
       reasonable efforts to cause the fulfillment at the earliest possible date of all the conditions to the obligations of the other party to consummate the purchase and sale under this Agreement.

5.7    Further Assurances.  At any time and from time to time after the Closing
       ------------------
       Date, each of the parties shall, without further consideration, execute and deliver such additional instruments of transfer and assumption, and shall take such other action, as the other party may reasonably request to carry out the transactions contemplated by this Agreement and effect an orderly transition of the Business.

5.8    License.  From and after the Closing Date, but limited to use in the
       -------
       Territory with respect to the Product, Roberts hereby grants Searle and Transferee the non-exclusive, perpetual, royalty-free right (which may be sub-licensed by Searle or Transferee to third parties for use on behalf of Searle or Transferee) to practice and use the Other Rights.

5.9    NDC Numbers.  Promptly following the Closing Date, Searle or Transferee
       -----------
       shall take any and all action necessary to change the National Drug Code number for the Product.

5.10   Labels and Package Inserts.  Subject to compliance with applicable laws
       --------------------------
       and regulations, (i) Roberts agrees to permit Searle and Transferee to continue to use the labeling and packages, and package inserts that are existing in Roberts' finished goods inventory on the Closing Date and
       (ii) Roberts agrees to permit Searle and Transferee to use, without modification, the Product literature currently in stock, if any, for distribution and sales efforts. In no event shall Searle or Transferee use such existing materials or any other Product labeling, packages or package inserts (including any referencing Roberts name) for a period longer than one hundred eighty
       (180) days from the Closing Date (the "Initial Period"), plus an additional ninety (90) days after the expiration of the Initial Period for those materials described in sub-section (i) of this Section 5.10 used in finished goods existing as of the end of the Initial Period. Notwithstanding the foregoing, Searle and Transferee shall use their best efforts to reduce each period of such uses to the minimum time possible.

5.11   Returns of Product
       ------------------

       (a)  Returns will be the financial responsibility of the party that
            originally sold the returned Product.   Returns shall be tracked by
            lot number. Returned Product with lot numbers sold exclusively by Roberts will be the financial responsibility of Roberts; returned Product with lots numbers sold exclusively by Searle will be the responsibility of Searle; financial responsibility for returned Product from lots where each party sold a portion of the lot will be prorated based on the portion of the shared lot that each party sold.

       (b) Both parties agree to enforce preauthorized return or scan and destroy procedures in an attempt to have customer return Product and obtain credit from the party who originally sold the Product to them. Both parties agree to accept returns from the prorated lot. However, either party may accept Product returns for which they are not financially responsible in order to maintain their reputation and good will in the marketplace and the financially responsible party will reimburse the party processing the return. In these cases, the processing party will verify the price the customer originally paid (and therefore the credit provided) with the party who originally sold the Product.

5.12   Chargebacks and Rebates
       -----------------------

       (a) Roberts will be financially responsible for all chargeback claims related to Product sold by a wholesaler to a chargeback contract customer on and after the Closing Date and during the first three
            (3) months of 1998.

       (b) Roberts will be financially responsible for all managed care rebates related to Product dispensed by a pharmacist on and after the Closing Date and during the first six (6) months of 1998.

       (c) In general, Searle will forward to Roberts for payment any claims received related to Sections 5.12(a) and (b) above for which Roberts is financially responsible. However, for the purpose of administrative convenience or at the specific request of a customer, Searle may elect to pay the claim for which Roberts is financially responsible and Roberts will reimburse Searle with respect to such claim.

       (d) Roberts will be financially responsible for all Medicaid rebates related to Product dispensed by a pharmacist on and after the Closing Date and during the first six (6) months of 1998. HCFA will continue to bill Roberts for Medicaid rebates for up to one year after the expiration date on the last Norethin product issued with a Roberts labeler code. For administrative convenience, Roberts will continue to pay all future Medicaid rebates claims it receives. Searle will reimburse Roberts for any rebate claims paid by Roberts but which relate to Product dispensed by a pharmacist after the aforesaid first six months of 1998.

       (e) Roberts shall continue to make any chargeback or rebate payments with respect to the Product required under agreements, government mandates or otherwise which relate to supply contracts not assigned or assignable under Section 5.5 or which are processed by Roberts due to direct requests of a customer, provided that Searle shall reimburse Roberts for all such payments pursuant to Section 5.12(d) above.

5.13   Assignment to Transferee.  Searle may elect to assign its
       ---------------------------
       responsibilities under Sections 5.11 and 5.12 to Transferee, upon which Transferee shall be directly responsible with respect thereto. Notwithstanding the foregoing, Searle shall remain liable for its obligations under Sections 5.11 and 5.12 in the event that Transferee fails to honor such obligations.

5.14   Post-Closing Services.  From the Closing Date and until the expiration of
       ---------------------
       twelve (12) weeks thereafter, Roberts shall perform the following services:

       (a) notify all customers and government formularies of the transfer of the Product to Searle or Transferee (providing Searle or Transferee with a duplicate set of mailing labels for its use);
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                                      -15-

       (b) print notifications of the sale of the Product on selected invoices; and

       (c) invoice, book sales and ship Product as agent for Searle or Transferee and use all reasonable efforts (short of instituting third party collection or legal proceedings) to collect amounts due for Product so shipped. For its services, Searle or Transferee shall pay Roberts a fee equal to [DELETION] such fee to be paid in monthly installments within ten (10) days of Roberts' invoice therefor.

ARTICLE 6 -- CONDITIONS TO OBLIGATIONS OF THE PARTIES
-----------------------------------------------------

6.1    Conditions Precedent to Obligation of Searle.  The obligation of Searle
       --------------------------------------------
       to consummate the purchase and sale under this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Searle):

       (a) there shall be no governmental or judicial action, law or regulation making the purchase and sale under this Agreement unlawful nor any threat or notice of such action;

       (b) all representations and warranties of Roberts shall be true in all material respects at and as of the Closing Date with the same effect as though made again at and as of that time;

       (c) Roberts shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

       (d) Searle shall have been furnished with a certificate of an officer of Roberts, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1(b) and (c);

       (e) there shall not have been from the date of execution to the Closing Date any material adverse change in the condition (financial or otherwise) of the Business, the Product, or the Product Rights;

       (f) execution and delivery to Searle of the Distribution Agreement in accordance with the provisions set forth therein; and

       (g) execution and delivery by Roberts Pharmaceutical Corporation of the Performance Guarantee attached as Exhibit B hereto.

6.2    Conditions Precedent to Obligation of Roberts.  The obligation of Roberts
       ---------------------------------------------
       to consummate the purchase and sale under this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Roberts):

       (a) there shall be no governmental or judicial action, law or regulation making the purchase and sale under this Agreement unlawful nor any threat or notice of such action;

       (b) all representations and warranties of Searle shall be true in all material respects at and as of the Closing Date with the same effect as though made again at and as of that time;

       (c) Searle shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

       (d) Roberts shall have been furnished with a certificate of an officer of Searle, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.2(b) and (c); and

       (e)  execution and delivery to Roberts of the Distribution Agreement.

ARTICLE 7 -- SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION; AND
-------------------------------------------------------- --------------------
DEFAULT
-------

7.1    Survival.  Subject to Sections 7.4 and 7.5, the representations and
       --------
       warranties of each of the parties contained in this Agreement shall survive the closing; provided however, that the representations and warranties will expire on the first anniversary of the Closing Date. There are no representations or warranties other than those set forth in this Agreement. Except as set forth in this Article 7, neither party shall have any claim against the other for misrepresentation or breach of warranty, covenant or agreement under this Agreement.

7.2    Indemnification of Searle.  Subject to the limitations stated in this
       -------------------------
       Article 7, Roberts shall indemnify and hold Searle, Transferee and their respective Affiliates harmless from and against any loss, liability, damage or expense (including, but not limited to, reasonable attorneys' fees) based upon, arising out of or otherwise resulting from any inaccuracy in any representation or any breach of any warranty, covenant or agreement of Roberts contained in this Agreement or in any certificate or instrument of assignment delivered by it pursuant to this Agreement.

7.3    Indemnification of Roberts.  Subject to the limitations stated in this
       --------------------------
       Article 7, Searle shall indemnify and hold Roberts and its Affiliates harmless from and against any loss, liability, damage or expense (including, but not limited to, reasonable attorneys' fees) based upon, arising out of or otherwise resulting from any inaccuracy in any representation or any breach of any warranty, covenant or agreement of Searle contained in this Agreement or in any certificate delivered by it pursuant to this Agreement.

7.4    Limitations on Recovery.  Neither Roberts nor Searle shall be liable to
       -----------------------
       the other party under Sections 7.2 or 7.3 of this Article 7, as applicable, except to the extent that the aggregate amount of all claims for indemnity by the other party exceeds an amount equal to [DELETION].

7.5    Notice of Claims.  Indemnification pursuant to Sections 7.2 or 7.3 of
       ----------------
       this Article 7 shall apply only to the extent that notice of a claim therefor is asserted in writing and delivered to the indemnifying party prior to the end of the applicable time period set forth below:

       (a) if the claim is based upon a third party claim for damages to property or personal injury resulting from the manufacture and/or use of the Product, whether based on breach of warranty, negligence, product liability or strict liability, the notice period shall be the statute of limitations for such claim;

       (b) if the claim is based upon an assessment of taxes due, the notice period shall be the applicable statute of limitations; and

       (c) for all other claims the notice period shall be one (1) year from the Closing Date.

       Any notice of such a claim shall state with reasonable specificity the representation, warranty, covenant or agreement with respect to which the claim is made, the facts giving rise to, and the alleged basis for, the claim, and, if known, the amount of liability asserted by reason of the claim.

7.6    Defense of Claims.  If any claim is made that would give rise to a right
       -----------------
       of indemnification under this Agreement, the party against whom the claim is made ("Claimant") shall afford the other party ("Indemnifying Party") and its counsel (reasonably satisfactory to Claimant), at the Indemnifying Party's expense, the opportunity to defend or settle the claim. If such notice and opportunity are not given to the Indemnifying Party, no liability for indemnification under this Agreement shall be imposed upon the Indemnifying Party by reason of such claim. The Indemnifying Party shall notify Claimant no later than ten (10) days after the date of the notice described in Section 7.5 of this Article 7 of its intention to assume the defense of any such claims. In the event the Indemnifying Party fails to give such notice to Claimant within the said time, the Indemnifying Party shall no longer be entitled to assume such defense and the Claimant shall have the right to assume the defense thereof with counsel of its choice at the Indemnifying Party's expense and defend, settle or otherwise dispose of such claim. With respect to any such claim which the Indemnifying Party shall fail to defend promptly, said party shall not thereafter question the liability of the Indemnifying Party to Claimant for any loss or payment with respect to such claim (including attorneys' fees and cost of defense).

7.7    Determination of Loss.  The parties shall make appropriate adjustments
       ---------------------
       for tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money (using the Applicable Rate as the discount rate) in determining the amount of loss for purposes of this Article 7. For the purpose of this Section 7.7 of this Article 7, "Applicable Rate" means the base rate published from time to time by Citibank N.A., New York, New York.

7.8    Consequential Damages.  Notwithstanding any provision of this Agreement
       ---------------------
       which might otherwise be to the contrary, neither party shall be liable to the other for lost profits or other consequential damages.

ARTICLE 8 -- NON-COMPETITION
----------------------------

8.1    Non-Competition.  In consideration of the transactions contemplated
       ---------------
       hereunder and other valuable consideration but subject to Section 5.5 of this Agreement, Roberts hereby covenants and agrees with Searle that Roberts and each of its Affiliates will not, between the Closing Date and the second (2nd) anniversary of the Closing Date, engage in, directly or indirectly, or carry on any business in the Territory in whatever form which shall consist of the manufacturing and/or packaging, distribution or sale of any ethical pharmaceutical product whose active ingredient(s) consist(s) solely of the same active ingredient(s) as the Product; provided that, nothing in this Article 8 shall in any way restrict or preclude Roberts or any of its Affiliates from acquiring another company, business or line of products (including by license thereof or through investment therein), a non-material portion of which includes such ethical pharmaceutical products. "Non-material" for purposes of this
       Article 8 means that ethical pharmaceutical products containing such active ingredients, account at the time of purchase for less than ten per cent (10%) of the gross sales in the Territory of all products included in the acquired company, business or line of products. If Roberts acquires any company, line of products or business with products as in
       (i) above, Roberts agrees to negotiate with Searle or Transferee, as applicable, toward a possible sale of such products to Searle or Transferee in the Territory.

ARTICLE 9 -- MISCELLANEOUS
--------------------------

9.1    Notices.  Any notice or other communication under this Agreement shall be
       -------
       in writing and shall be considered given when delivered personally or three (3) days after being mailed by registered mail, return receipt requested, to the applicable party at the address set forth below (or at such other address as a party may specify by notice given to the other):

If to Roberts, to: Roberts Laboratories Inc.
             Meridian Center III
             6 Industrial Way West    Telecopy: (908) 389-1014
             Eatontown, NJ 07724     Att'n: John T. Spitznagel

             Att'n: John T. Spitznagel
             President

with a copy to:  Roberts Laboratories Inc.
             Meridian Center III
             6 Industrial Way West    Telecopy: (908) 389-1014
             Eatontown, NJ 07724     Att'n: Anthony A. Rascio
             Att'n: Anthony A. Rascio
                 Vice President and
                 General Counsel

If to Searle, to: G. D. Searle & Co.
             5200 Old Orchard Road
             Skokie, Illinois 60077        Telecopy: (847) 470-6743
             Att'n: Controller,               Att'n: Controller, US Operations
                   US Operations

with a copy to: G. D. Searle & Co.

            5200 Old Orchard Road     Telecopy: (847) 967-2045
            Skokie, Illinois 60077        Att'n: Robert L. Bogomolny
            Att'n: Robert L. Bogomolny
                 Vice President and
                 General Counsel

9.2    Finders.  Each of the parties represents and warrants to the other that
       -------
       it has not retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

9.3    Headings.  The Section headings of this Agreement are for reference
       --------
       purposes only and are to be given no effect in the construction or interpretation of this Agreement.

9.4    Governing Law.  This Agreement shall be governed by and construed in
       -------------
       accordance with the domestic law of the state of Illinois applicable to agreements made and to be performed in Illinois, without regard to principles of conflicts of laws thereof.

9.5    Severability.  If any provision of this Agreement shall be deemed illegal
       ------------
       or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of any other provision of this Agreement, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted herein.

9.6    Assignment.  Neither party may assign any of its rights or delegate any
       ----------
       of its duties under this Agreement without the prior written consent of the other party. No assignment shall relieve the assigning party of any of its obligations or liabilities under this Agreement.

9.7    Entire Agreement.  This Agreement, including the schedules and exhibits,
       ----------------
       together with the confidentiality agreement dated August 26, 1997 between Searle and Roberts, contains a complete statement of all the arrangements between the parties with respect to the transaction contemplated herein, and cannot be changed or terminated orally. This Agreement may not be amended except by an instrument in writing signed on behalf of each party hereto by a duly authorized officer of such party.

9.8    Costs.  Each party shall bear its own costs and expenses incurred in
       -----
       negotiating this Agreement.

9.9    Waiver of Default.  No waiver of any default hereunder by any party or
       -----------------
       any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof. No waiver shall be effective unless made in writing with specific reference to the relevant provisions(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

9.10   Publicity.  Except as required by law, the parties agree to keep this
       ---------
       Agreement confidential until they mutually agree on publicity. All publicity regarding this Agreement shall be jointly planned and coordinated between the parties.

9.11   Survival.  All indemnification and confidentiality provisions contained
       --------
       or referenced in this Agreement shall survive the termination of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

G. D. SEARLE & CO.                  ROBERTS LABORATORIES INC.


By:      _______________________      By:  ___________________________

         its_____________________          its__________________________

                    Exhibits and Schedules
                    ----------------------

                    Exhibit
                    -------
                    A    Distribution Agreement
                    B    Performance Guarantee


                    Schedule
                    --------
                    1.13 Product Registration
                    2.3  Assumed Obligations
                    4.1(c)  Contracts Requiring Consents
                    4.1(f)  Pending Suits and Claims
                    4.1(g)  Compliance
                    4.1(h)  Material Contracts
                    4.1(i)  Exceptions to Ownership of
                         Intellectual Property
                    4.1(j)  Financial Information
                    4.1(l)  Customer List
                    4.1(m)  Material Adverse Changes

                                   EXHIBIT A

                            DISTRIBUTION AGREEMENT
                            ----------------------

                                   EXHIBIT B

                             PERFORMANCE GUARANTEE
                             ---------------------

     In consideration of the execution by G. D. Searle & Co. of the foregoing Asset Purchase Agreement, ("Agreement") Roberts Pharmaceutical Corporation hereby guarantees to G. D. Searle & Co. and its Affiliates, as principal and not as surety, the performance by Roberts Laboratories Inc. of all of its obligations under the Agreement (including, without limitation, the Exhibits thereto).

     This Guarantee shall survive the amendment, expiration or other termination of the Agreement or any assignment by Roberts Laboratories Inc. of its rights and obligations under such agreement.

                             Roberts Pharmaceutical Corporation


                             By
                             Its


     Date ________________